Exhibit 4.9
FIFTH AMENDMENT TO LOAN AGREEMENT DATED AS OF APRIL 23, 2002 AS AMENDED
JUNE 18, 2004 (THE “FIRST AMENDMENT”), SEPTEMBER 30, 2005 (THE “SECOND
AMENDMENT”), MARCH 21, 2006 (THE “THIRD AMENDMENT”) AND SEPTEMBER 30, 2006
(THE “FOURTH AMENDMENT”) (AS AMENDED, THE “LOAN AGREEMENT”) BY AND
AMONG PHI, INC., FORMERLY KNOWN AS PETROLEUM HELICOPTERS, INC. (“PHI”), AIR
EVAC SERVICES, INC., PHI TECH SERVICES, INC., FORMERLY KNOWN AS EVANGELINE
AIRMOTIVE, INC., INTERNATIONAL HELICOPTER TRANSPORT, INC. (“SUBSIDIARY
GUARANTORS”), AND WHITNEY NATIONAL BANK (“WHITNEY”)
     WHEREAS, use of the credit facility provided for in the Loan Agreement has been made and therefore PHI desires to extend the credit facility.
     WHEREAS, the current agreement is not effective after September 1, 2008.
     NOW THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, PHI, the Subsidiary Guarantors and Whitney do hereby amend the Loan Agreement to extend the maturity as follows:
I. Effective as of the date hereof, the Fourth Amendment, and in turn, the Loan Agreement, are hereby modified as follows:
A. In Paragraph II of the Fourth Amendment, the date of September 1, 2008 is changed to September 1, 2009.
II. In connection with the foregoing and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects all of the terms and conditions of the Loan Agreement remain unaffected and in full force and effect as originally written.
     IN WITNESS WHEREOF, this Fifth Amendment to Loan Agreement is dated as of August 1, 2007.

PHI, INC., formerly known as			WHITNEY NATIONAL BANK
Petroleum Helicopters, Inc.

By:	/s/ Michael J. McCann		By:	/s/ Harry C. Stahel

	Name:	Michael J. McCann		Name:	Harry C. Stahel
	Title:	Chief Financial Officer		Title:	Senior Vice President

AIR EVAC SERVICES, INC.			PHI TECH SERVICES, INC., formerly known
as Evangeline Airmotive, Inc.

By:	/s/ Michael J. McCann

	Name:	Michael J. McCann	By:	/s/ Michael J. McCann

	Title:	Chief Financial Officer		Name:	Michael J. McCann
				Title:	Chief Financial Officer

INTERNATIONAL HELICOPTER
TRANSPORT, INC.

By:	/s/ Michael J. McCann

	Name:	Michael J. McCann
	Title:	Chief Financial Officer